UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[ ]	Definitive Information Statement

RECALL STUDIOS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RECALL STUDIOS, INC.

1115 Broadway, 12th Floor

New York, New York 10010

TO THE STOCKHOLDERS OF RECALL STUDIOS, INC.:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Recall Studios, Inc., a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of certain actions taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company, including the Common Stock and Series X Convertible Preferred Stock, par value $0.0001 per share (“Series X Preferred Stock”), where each share of Series X Preferred Stock has the equivalent of approximately 450 votes of Common Stock and votes on an as converted basis with the shares of Common Stock.

The Company recently completed the $211.5 million acquisition of substantially all of Evolution AI Corporation (“EAI”), a development stage company focused on the adaptation and development of human animation technology to enable diverse artificial intelligence platforms to interact with consumers in the relatable form of a human face. Pulse Evolution Corporation, which is approximately 55% owned by EAI, is a market leader in the emerging virtual human likeness space, and among the most globally recognized developers of hyper-realistic digital humans – computer generated assets that appear to be human and can perform in live shows, virtual reality, augmented reality, holographic, 3D stereoscopic, web, mobile, interactive and artificial intelligence applications. The following actions were approved in connection with the Company’s plan to introduce its newly consolidated companies and business strategy to a larger investor audience through the up-listing to a national stock exchange:

1.	Amend our articles of incorporation to change our corporate name from Recall Studios, Inc. to Pulse Evolution Group, Inc. (the “Name Change”);

2.

Amend our articles of incorporation to effect a reverse stock split of the outstanding shares of the Common Stock, by a ratio of no less than one-for-twenty and no more than one-for-forty with such ratio to be determined by the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

3.	Immediately after the Reverse Stock Split is effective, amend our articles of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to a number of authorized shares up to 500,000,0000 with such increased number, if at all, to be determined by the sole discretion of the Board (the “Authorized Share Increase” and collectively with the Name Change and the Reverse Stock Split, the “Corporate Actions”).

The purpose of this Information Statement is to notify our stockholders that on November 30, 2018, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Florida law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock and Series X Preferred Stock of record at the close of business on November 30, 2018 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock and Series X Preferred Stock of record as of November 30, 2018 on or about December 20, 2018. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

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NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,
Recall Studios, Inc.

/s/ John Textor
John Textor
Chief Executive Officer
December 20, 2018

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RECALL STUDIOS, INC.

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about December 20, 2018, to all holders of record on November 30, 2018, of the $0.0001 par value common stock (the “Common Stock”) and of the $0.0001 par value Series X preferred stock (the “Series X Preferred Stock”) of Recall Studios, Inc., a Florida corporation (the “Company”), in connection with the approval of certain actions taken by unanimous written consent by the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company.

The Company recently completed the $211.5 million acquisition of substantially all of Evolution AI Corporation (“EAI”), a development stage company focused on the adaptation and development of human animation technology to enable diverse artificial intelligence platforms to interact with consumers in the relatable form of a human face. Pulse Evolution Corporation (“Pulse”), which is approximately 55% owned by EAI, is a market leader in the emerging virtual human likeness space, and among the most globally recognized developers of hyper-realistic digital humans – computer generated assets that appear to be human and can perform in live shows, virtual reality, augmented reality, holographic, 3D stereoscopic, web, mobile, interactive and artificial intelligence applications. The following actions were approved in connection with the Company’s plan to introduce its newly consolidated companies and business strategy to a larger investor audience through the up-listing to a national stock exchange:

1.	Amend our articles of incorporation to change our corporate name from Recall Studios, Inc. to Pulse Evolution Group, Inc. (the “Name Change”);

2.

Amend our articles of incorporation to effect a reverse stock split of the outstanding shares of the Common Stock, by a ratio of no less than one-for-twenty and no more than one-for-forty with such ratio to be determined by the sole discretion of the Board with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

3.	Immediately after the Reverse Stock Split is effective, amend our articles of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to a number of authorized shares up to 500,000,000 with such increased number, if at all, to be determined by the sole discretion of the Board (the “Authorized Share Increase” and collectively with the Name Change and the Reverse Stock Split, the “Corporate Actions”).

On November 30, 2018, our Board of Directors unanimously approved the Corporate Actions and the amendment to articles of incorporation (“Amendment”). Subsequent to our Board of Directors’ approval of the Amendment, the holders of a majority of the voting power of our voting stock, on November 30, 2018, approved, by written consent, the Amendment. The consenting stockholders and their respective approximate ownership percentages of our voting stock, which total in the aggregate 60.6% of the outstanding voting stock, are as follows:

Shareholder	No. of Shares of Common Stock Owned	No. of Shares of Series X Preferred Stock Owned (8)	No. of Shares of Common Stock Beneficially Owned	Aggregate Percent of Outstanding Votes (9)
John Textor and affiliates (1)	-	540,817	243,367,650	36.1%
South Fork Ventures, Inc. (2)	29,845,165	-	29,845,165	4.4%
Brick Top Holdings, Inc. (3)	109,018,333	-	109,018,333	16.2%
Alexander Bafer (4)	530	-	530	* %
Bradley Albert (5)	12,031,250	-	12,031,250	1.8%
Justin Morris (6)	12,031,250	-	12,031,250	1.8%
Frank Esposito (7)	1,987,505	-	1,987,505	* %
Sub-total	164,914,033	540,817	408,281,683	60.6%

Total # of outstanding shares (9)			673,508,270	100.0%

* Less than 1%.

(1)

John Textor is our Chief Executive Officer. Of the 540,817 shares of Series X Preferred Stock, 1,719 are held by Mr. Textor directly; 508,692 are held jointly by Mr. Textor and Deborah W. Textor, Mr. Textor’s spouse; 16,436 are held by Mrs. Textor directly; and 13,970 are held by Mrs. Textor as custodian for Mr. and Mrs. Textor’s minor son.

(2)	South Fork Ventures, Inc. is owned and controlled by Chris Leone, our VP of Operations.
(3)	Brick Top Holdings, Inc. is owned and controlled by Alexander Bafer, our Chairman of the Board.
(4)	Mr. Bafer is our Executive Chairman.
(5)	Mr. Albert is our Chief Creative Officer.
(6)	Mr. Morris is our Chief Operating Officer.
(7)	Mr. Esposito is our Chief Legal Officer.
(8)	Each share of our Series X Preferred Stock has 450 votes per share.
(9)	Calculated on the basis of 673,508,270 total votes as of November 30, 2018. As of November 30, 2018, there were 223,508,270 shares of Common Stock outstanding and 1,000,000 shares of Series X Preferred Stock outstanding (with an aggregate of 450,000,000 votes).

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Since the Board of Directors of the Company and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

The Corporate Actions will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Florida regarding the Corporate Actions, (ii) approval of the Corporate Actions by the Financial Industry Regulatory Authority (“FINRA”), (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders, and (iv) February 15, 2019. We expect the Corporate Actions to be effective on or about February 15, 2019 (the “Effective Date”). In no event will the Corporate Actions be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is traded over the counter on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “BTOP.” The last sale price of our Common Stock as reported on the OTCQB was $0.23 on November 30, 2018.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date of November 30, 2018, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 300,000,000 shares of Common Stock, 5,000,000 shares of Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), 1,000,000 shares of Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), 41,000,000 shares of Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), and 1,000,000 shares of Series X Preferred Stock.

As of the Record Date, there were 223,508,270 shares of Common Stock issued and outstanding, held by 232 holders of record and 1,000,000 shares of Series X Preferred Stock issued and outstanding held by 51 holders of record. As of the Record Date, no shares are issued and outstanding of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Holders of our Common Stock are entitled to one vote per share. Holders of Series X Preferred Stock are entitled to 450 votes per share.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the Corporate Actions is authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and our bylaws. Section 607.0704 of the FBCA provides that, unless the articles of incorporation of a company provide otherwise, any action required or permitted by the FBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. Our articles of incorporation, as amended, do not restrict this right. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Corporate Actions as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the Corporate Actions described in this Information Statement.

The Corporate Actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

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EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NAME CHANGE

General

Our directors and stockholders representing a majority of the voting power of our capital stock have taken action by written consent to authorize our Board of Directors to effect the Amendment. Our Board of Directors has discretion to abandon the Name Change prior to its effectiveness.

Reasons for Name Change

Our reason for approving and recommending the Name Change is to align the Company’s corporate name with the name of the Company’s principal operating subsidiary.

Potential Effects of Name Change

The Name Change will affect all holders of our Common Stock uniformly. The Name Change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our company.

The Name Change will not change the terms of our Common Stock. After the Name Change, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable. In addition, we plan to change our stock symbol and CUSIP number as a result of the Name Change. Following the Effective Date of the Amendment and the Name Change, newly issued stock certificates bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

Procedure for Effecting the Amendment and the Name Change

The Name Change will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Florida, (ii) approval of the Name Change by FINRA, (iii) the 20th calendar date after the date on which this Information Statement and the accompanying notice are mailed to our stockholders, and (iv) February 15, 2019. We expect the Name Change to be effective on or about February 15, 2019. In no event will the Name Change be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Name Change for any reason at any time prior to the Effective Date.

The form of the proposed Amendment necessary to effect the Name Change is attached hereto as Appendix A.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will not be affected.

Certain Federal Income Tax Consequences of the Name Change

The will be no material U.S. federal income tax consequences of the Name Change to holders of our Common Stock.

Dissenters’ Rights

Under Florida law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our articles of incorporation to effect the Name Change and we do not intend to independently provide stockholders with such rights.

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REVERSE STOCK SPLIT

Summary

The Company recently completed the $211.5 million acquisition of substantially all of EAI and its majority interest in Pulse. As a result of the acquisition, the Company believes that it is well-positioned for a near-term uplisting to a national stock exchange. In order to meet the listing standards of the New York Stock Exchange (“NYSE”) and The NASDAQ Stock Market (“NASDAQ”), however, the Company must increase the per share price of its Common Stock. The Reverse Stock Split is intended to accomplish this. However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that our minimum bid price would be or remain following the Reverse Stock Split at a level high enough to meet the listing standards of a national stock exchange.

Description of the Reverse Stock Split

The Reverse Stock Split shall cause no less than each twenty shares and no more than each forty shares of pre-Reverse Stock Split Common Stock to be determined by the sole discretion of the Board to be converted into one (1) share of Common Stock. Upon the completion of the Reverse Stock Split, stockholders holding fractional shares will be rounded up and will receive one additional full share of Common Stock.

Effect of the Reverse Stock Split on the Company

The Reverse Stock Split will reduce the number of outstanding shares, which will in turn reduce the Company’s administrative costs associated with such the prior number of shares, and is expected to increase the per share price of our Common Stock. See “Background and Purpose of the Reverse Stock Split.”

Approving Vote of the Board of Directors and Consenting Stockholders

The Company’s Board of Directors has determined that the Reverse Stock Split is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse Stock Split. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse Stock Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside person.

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Effective Date

The Reverse Stock Split will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Florida, (ii) approval of the Reverse Stock Split by FINRA, (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders, and (iv) February 15, 2019. We expect the Effective Date of the Reverse Stock Split to be on or about February 15, 2019. In no event will the Reverse Stock Split be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to the Effective Date.

The form of the proposed amendment to our articles of incorporation necessary to effect the Reverse Stock Split is attached hereto as Appendix A.

Tax Consequences

The Reverse Stock Split will be treated as a tax-free recapitalization for federal income tax purposes. Accordingly, stockholders will not recognize gain or loss, and their adjusted tax basis in their stock will not change. See “Certain Federal Income Tax Consequences of the Reverse Stock Split.”

Dissenters’ and Appraisal Rights

Florida law does not provide dissenters’ or appraisal rights as the result of the Reverse Stock Split, and the Company will not independently provide the stockholders with any such right.

BACKGROUND AND PURPOSE OF THE REVERSE STOCK SPLIT

General

Our Board of Directors and the holders of a majority of the voting power of the issued and outstanding capital stock have taken action by written consent to authorize our Board of Directors to effect an amendment to our articles of incorporation, as amended, to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of no less than one-for-twenty and no more than one-for-forty with such ratio to be determined by the sole discretion of the Board. Our Board of Directors would also have discretion to abandon the Reverse Stock Split prior to its effectiveness.

Reasons for Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our Board of Directors believes that attaining and maintaining the stock price at higher levels will enable the Company to up-list to a national stock exchange and attract better access to capital, both of which are in the best interests of our company and its stockholders. Our Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

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However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that our minimum bid price would be or remain following the Reverse Stock Split at a level high enough to enable us to up-list to a national stock exchange or attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Reverse Stock Split

The Reverse Stock Split will affect all holders of our Common Stock uniformly. The Reverse Stock Split are not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

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Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Island Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT

SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Preferred Stock, Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible preferred stock or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

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Accounting Matters

The proposed amendment to our articles of incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United States person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under the FBCA, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendments to our articles of incorporation, as amended, to effect the Reverse Stock Split or the Authorized Share Increase amendment, and we do not intend to independently provide stockholders with such rights.

APPRAISAL RIGHTS

Stockholders do not have appraisal rights under Florida state law or under the Company’s articles of incorporation or by-laws in connection with the Reverse Stock Split.

10

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Under the FBCA, our authorized shares of our Common Stock would be correspondingly reduced upon the Reverse Stock Split (as described above) without an additional amendment to the articles of incorporation maintaining or increasing the authorized shares of Common Stock. Therefore, our Board of Directors and the holders of a majority voting power of our issued and outstanding capital stock have approved an amendment to our articles of incorporation to increase the number of authorized shares of our Common Stock from 300,000,000 to a number of authorized shares up to 500,000,000 with such increased number, if at all, to be determined by the sole discretion of the Board to (i) counteract the corresponding reduction in authorized shares of our Common Stock due to the Reverse Stock Split and (ii) ensure sufficient authorized shares of Common Stock available (A) for our issued and outstanding convertible preferred stock and convertible notes (subject to adjustment) to convert into and (B) for our outstanding stock options and warrants to be exercised for. Our Board also believes it is in the best interest of our company to increase the number of authorized shares of Common Stock to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, tender offers and business combinations, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us.

In connection with the closing of the EAI acquisition, the Company issued an aggregate of 1,000,000 shares of Series X Preferred Stock to the former EAI stockholders. Each share of Series X Preferred Stock is convertible into 450 shares of Common Stock, resulting in an aggregate of 450,000,000 shares of Common Stock issuable upon conversion of all of the Series X Preferred Stock, as the same may be adjusted for the Reverse Stock Split. In connection with the EAI closing, the parties acknowledged and agreed that the Company did not have, as of the date of the EAI closing, sufficient shares of Common Stock authorized to enable conversion of all of the shares of Series X Preferred Stock issued in the transaction. Pursuant to the terms of the Series X Preferred Stock, each share of Series X Preferred Stock will automatically convert into shares of Common Stock automatically upon effectiveness of the Amendment effecting the Reverse Stock Split and Authorized Share Increase.

Except for the impending conversion of 1,000,000 shares of Series X Preferred Stock into 450,000,000 shares of Common Stock and the proposed tender of shares of Common Stock in exchange for shares of Pulse, we do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from our adoption of the proposed amendment. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

The Authorized Share Increase of Common Stock will become effective upon the later of (i) the filing of the amendment to our articles of incorporation, as amended, with the Secretary of State of the State of Florida, (ii) approval of the Authorized Share Increase of Common Stock by FINRA, (iii) the 20th calendar date after the date on which this Information Statement and the accompanying notice are mailed to our stockholders, and (iv) February 15, 2019. We expect the Authorized Share Increase of Common Stock to be effective on or about February 15, 2019, immediately after the Reverse Stock Split referenced above is effective. In no event will the Authorized Share Increase be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Authorized Share Increase for any reason at any time prior to the Effective Date.

The form of the proposed amendment to our articles of incorporation necessary to effect the Authorized Share Increase of Common Stock is attached hereto as Appendix A.

11

AmendmentS of the Company’s Articles of Incorporation

To effect the Reverse Stock Split, the Company will amend its articles of incorporation. The amendment to the articles of incorporation to effect the Reverse Stock Split will provide for the Reverse Stock Split, becoming effective on the Effective Date, and will accordingly state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed into no less than 1/20th and no more than 1/40th, to be determined by the sole discretion of the Board, of a fully paid and non-assessable share of Common Stock, without increase or decrease in the par value of thereof. The Amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock and that the Company shall round up any partial shares to the next highest whole share. See Appendix A for the text of the Reverse Stock Split.

In addition, the Company may amend its articles of incorporation in order to effect the Authorized Share Increase. The amendment to effect the Authorized Share Increase may amend the articles of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to a number of authorized shares up to 500,000,000 with such increased number, if at all, to be determined by the sole discretion of the Board. See Appendix A for the text of the Authorized Share Increase.

Furthermore, the Company will amend its articles of incorporation in order to effect the Name Change. The amendment to effect the Reverse Stock Split and the Authorized Share Increase amends the articles of incorporation to change the name of the Company from Recall Studios, Inc. to Pulse Evolution Group, Inc. See Appendix A for the text of the Name Change.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our stock as of November 30, 2018, by (i) each person known by us to be the beneficial owner of more than 5% of any class of stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group. As of November 30, 2018, there were 223,508,270 shares of our Common Stock outstanding.

The number of shares of stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after November 30, 2018, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of Recall Studios, Inc., 1115 Broadway, 12th Floor, New York, New York 10010.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		% of Class

Named Executive Officers and Directors:
John Textor	—	(1)	—
Alexander Bafer	112,967,636	(2)	49.7%
Bradley Albert	12,031,250	(3)	5.4%
Justin Morris	12,031,250	(4)	5.4%
Frank Esposito	1,987,505	(5)	* %
David Cohen (6)	—		—

All directors and executive officers as a group (6 persons) (7)	139,017,641	(1)(2)(3)(4)(5)	61.1%

5% Stockholders Not Named Above:
South Fork Ventures, Inc. (8)	29,845,165		13.4%

* Less than 1%.

(1)

Mr. Textor serves as our Chief Executive Officer and a Director. Mr. Textor also beneficially owns 540,817 shares of Series X Preferred Stock. Of these shares, 1,719 are held by Mr. Textor directly; 508,692 are held jointly by Mr. Textor and Deborah W. Textor, Mr. Textor’s spouse; 16,436 are held by Mrs. Textor directly; and 13,970 are held by Mrs. Textor as custodian for Mr. and Mrs. Textor’s minor son. Each share of Series X Preferred Stock has 450 votes and will be (although not within 60 days of the Record Date) convertible into 450 shares of Common Stock (for an aggregate of 243,367,650 shares of Common Stock).

(2)	Mr. Bafer serves as our Executive Chairman and a Director. Represents (i) 530 shares of Common Stock held by Mr. Bafer, (ii) 109,018,333 shares held by Brick Top Holdings, Inc., a company owned and controlled by Mr. Bafer, and (iii) 3,948,773 shares of Common Stock issuable upon conversion of a convertible promissory note. As of November 30, 2018, the promissory note has a principal balance of approximately $434,365 and is convertible at $0.11 per share. Mr. Bafer has voting and dispositive control over the shares held by Brick Top Holdings, Inc.

(3)	Mr. Albert serves as our Chief Creative Officer and a Director.

(4)	Mr. Morris serves as our Chief Operating Officer and a Director.

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(5)

Mr. Esposito serves as our Chief Legal Officer and a Director. Represents 1,987,500 shares held by Mr. Esposito and 5 shares held by Esposito Partners. Mr. Esposito has dispositive and investment control over the shares held by Esposito Partners.

(6)	Mr. Cohen is a former Chief Executive Officer and Director of the Company. He ceased to be an executive officer and Director of the Company on April 11, 2017.

(7)

Includes Messrs. Textor, Bafer, Albert, Morris and Esposito, and Anand Gupta, who was appointed as our Chief Financial Officer on November 12, 2018. Mr. Gupta owns 15,800 shares of Series X Preferred Stock. Each share of Series X Preferred Stock has 450 votes and will be (although not within 60 days of the Record Date) convertible into 450 shares of Common Stock (for an aggregate of 7,110,000 shares of Common Stock).

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTCQB tier of the OTC Markets and has traded under the symbol “BTOP”. Our stock has been thinly traded and there can be no assurance that a liquid market for our Common Stock will ever develop.

The following table sets forth the range of high and low bid prices for our Common Stock for the periods indicated. The 2016 historical prices are adjusted for the 1-for-10,000 reverse split that was effective in January 2017. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Year	Quarter Ended	High	Low
2018	September 30	$0.7700	$0.3060
	June 30	$0.5200	$0.3090
	March 31	$2.2200	$0.3100
2017	December 31	$0.5100	$0.3100
	September 30	$1.0100	$0.5100
	June 30	$1.2500	$0.8000
	March 31	$4.0000	$0.0100
2016	December 31	$0.0004	$0.0003
	September 30	$0.0004	$0.0001
	June 30	$0.0010	$0.0003
	March 31	$0.0087	$0.0004

On November 30, 2018, the closing sale price for our Common Stock on the OTCQB was $0.23 per share.

As of November 30, 2018, there were approximately 232 record holders, an unknown number of additional holders whose stock is held in “street name” and 223,508,270 shares of Common Stock issued and outstanding.

Equity Compensation Plan Information

The Company has adopted a 2014 Equity Incentive Stock Plan (the “Plan”). The Plan provides for the issuance of up to 5,000,000 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The Plan is administered by the Company’s Board, and has a term of 10 years.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Name Change, Reverse Stock Split, or Authorized Share Increase that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Recall Studios, Inc., at 1115 Broadway, 12th Floor, New York, New York 10010, Attn: John Textor or by calling the Company at (212) 537-5775.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1115 Broadway, 12th Floor, New York, New York 10010, Attn: John Textor or by calling the Company at (212) 537-5775.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 1115 Broadway, 12th Floor, New York, New York 10010, Attn: John Textor.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

Recall Studios, Inc.

/s/ John Textor
John Textor
December 20, 2018	Chief Executive Officer

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APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

RECALL STUDIOS, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, Recall Studios, Inc., a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its articles of incorporation, as amended (“Articles”), as follows:

A. “Article I – NAME” is hereby replaced in its entirety to read as follows:

“Article I – NAME

The name of the Corporation is “Pulse Evolution Group, Inc.”

B. Reverse Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each one (1) share of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into _______ of a validly issued, fully-paid and non-assessable share of Common Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Common Stock held by any holder, and that, instead of issuing such fractional shares, the Corporation shall round up any partial shares to the next highest whole share.

C. Increase in Authorized Capital Stock. Immediately after the reverse stock split referenced above is effective, Article V of the Articles is hereby amended and restated in its entirety to read as follows:

Article V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) ___ hundred million (___,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the rights and preferences of which may be determined by the Board of Directors.

D. Authority to Amend. These amendment of the Articles of Incorporation have been duly adopted by the unanimous written consent of the Corporation’s board of directors as of November 30, 2018 in accordance with the provisions of Section 607.0821 of the Florida Business Corporation Act, and have been duly approved by the shareholders of the Corporation on November 30, 2018, and the number of votes cast for the amendments by the shareholders was sufficient for approval.

E. Effective Time. The foregoing amendments of the Articles of Incorporation shall become effective on the later of (a) the date on which Financial Industry Regulatory Authority approves the Corporation’s name change, reverse stock split and increase in authorized capital stock, and (b) February 15, 2019.

IN WITNESS WHEREOF, the undersigned has executed these amendments to the Articles of Incorporation as of ______________, 20____.

Recall Studios, Inc.

By:
Name:	John Textor
Title:	Chief Executive Officer

A-1